Exhibit 10.8


             SEPARATION AND NON-COMPETE AGREEMENT AND MUTUAL RELEASE
             -------------------------------------------------------

     This Separation and Non-Compete Agreement and Mutual Release ("Agreement") is made and entered into effective as of July 27, 2006 ("Effective Date"), by and between Robert G. Barbieri, a Minnesota resident ("Employee") and Lawson Software, Inc., a Delaware corporation (Lawson Software, Inc. and its subsidiaries are referred to as the "Company").

                                   Background
                                   ----------

     A. The resignation date of Employee as an employee and officer of the Company is as of the close of business on the last day of the Employment Period defined below;

     B. Subject to the terms of this Agreement, the Company will pay Employee the severance benefits described below; and

     C. Subject to the terms of this Agreement, Employee will not compete with the Company (for the time period and to the extent described in Section 4 below), and Employee and the Company agree to the mutual release, indemnification and other provisions described below.

                                    Agreement
                                    ---------

     NOW, THEREFORE, in consideration of the mutual promises and covenants established in this Agreement, Employee and the Company agree as follows:


     1. Definitions. In addition to the other capitalized terms used in this Agreement, the following capitalized terms have the respective meanings defined below:

          1.1 Cause. "Cause" means fraud or criminal conduct in connection with the Company's business, unless Employee was directed by a director or executive officer of (or a superior within) the Company to engage in such fraud or conduct.

          1.2 Planned Employment Period. "Planned Employment Period" means the time period commencing on the Effective Date of this Agreement and ending on October 31, 2006.

          1.3 Employment Period. "Employment Period" means the time period commencing on the Effective Date of this Agreement and ending on the earlier of:

          (a)  the end of the Planned Employment Period;
          (b)  Employee's death or total disability;
          (c)  termination of Employee by the Company for Cause;
          (d) Employee's material breach of this Agreement that is not cured within five business days after written notice describing the breach (but the Company understands that Employee will be spending time from the Effective Date of this Agreement through the end of the Employment Period engaged in wind-down and transition activities, and such activities shall not be deemed a material breach so long as Employee is working full time and substantially consistent with his prior work as chief financial officer and with the direction of the chief executive officer);

          (e) The Company reasonably determines that Employee is not working on a full time basis that is substantially consistent with his prior work as chief financial officer and with the direction of the chief executive officer, and Employee does not return to full time efforts within two business days after notice describing the short fall;
          (f) Employee commences employment with another employer; or (g) voluntary resignation by Employee.

     2.   Employment and Employee Obligations.

          2.1 Full-Time Employment With the Company. Throughout the Employment Period, Employee shall be a full-time employee and executive officer, employed as Executive Vice President and Chief Financial Officer of the Company, reporting to the Company's chief executive officer, substantially consistent with Employee's past practices as chief financial officer. During the Employment Period Employee shall perform, on a full-time basis, his work as chief financial officer, his transition work for the Company and other activities directed by the chief executive officer.

          2.2 Resignation as an Executive Officer of the Company. Employee hereby confirms that Employee will be deemed to have voluntarily resigned as an executive officer and chief financial officer of the Company and as a director of any subsidiary of the Company as of the end of the Employment Period. Notwithstanding the foregoing, nothing shall prevent Employee from resigning earlier.

          2.3 Employee Invention and Non-Disclosure Agreement. Employee agrees to comply with Sections 1 and 2 of Exhibit A to this Agreement.

          2.4 Surrender of Records and Property. Employee shall vacate his office at the Company by the end of the Employment Period. On or before the end of the Employment Period, Employee shall deliver to the Company's Senior Vice President of Human Resources all Company records and property possessed by Employee, including Employee's Blackberry, laptop computer, and any other Lawson property the Employee has in his possession. Employee will have normal employee access to the Company's offices, network, e-mail system and telephone system until the end of the Employment Period.

          2.5 Cooperation. From and after the Effective Date, Employee agrees to cooperate with the Company in the investigation, discovery and litigation of any employment claims or other Company legal matters for which Employee has relevant knowledge. In consideration of such cooperation: (1) the Company will reimburse Employee for Employee's reasonable out-of-pocket expenses incurred at the request of the Company,
     (2) the Company will compensate Employee (as an independent contractor if Employee is not employed by the Company at that time) for the reasonable time incurred at the request of the Company, at a reasonable hourly rate and (3) the Company will indemnify and defend Employee, in connection with such cooperation and in connection with the terms set forth in Section 7 of this Agreement, to the same extent as if Employee had continued to be an employee and officer of the Company.

     3.   Compensation, Benefits and Severance.

          3.1 Compensation Through the end of the Employment Period. In accordance with the Company's normal payroll practices, the Company shall pay Employee's current full-time base salary, less applicable taxes, through and ending on the last day of the Employment Period.

          3.2 ELRP Bonus Plan. Payments of incentive compensation to Employee are governed by the terms of the Company's Executive Leadership Results Plan ("ELRP"). This Section 3.2 describes certain relevant terms of the ELRP and does not modify the ELRP. If there any payouts under the ELRP for fourth quarter ended May 31, 2006 ("Q4FY06"), Employee shall receive a payout (less applicable taxes) to the full extent earned and accrued under the terms of the ELRP for Q4FY06 (the payout amounts and dates will be governed by the ELRP). If there any payouts under the ELRP for the first quarter ending August 31, 2006 ("Q1FY07") and the Employment Period is still in effect on August 31, 2006, Employee shall receive a payout (less applicable taxes) to the full extent earned and accrued under the terms of the ELRP for Q1FY07 (the payout amounts and dates will be governed by the ELRP). If there is no payout under the ELRP for Q4FY06, Employee will not receive any ELRP payouts or other bonuses for Q4FY06 or for the fiscal year ending May 31, 2006. If there is no payout under the ELRP for Q1FY07 or if Employee is not an employee of the Company on August 31, 2006, Employee will not receive any ELRP payouts or other bonuses for Q1FY07. Employee shall not be eligible to receive any bonuses, whether or not under the ELRP, for the second, third or fourth quarters of the fiscal year ending May 31, 2007 or for the fiscal year ending May 31, 2007.

          3.3 Benefits. The payment and termination of employee benefits are governed by the terms of the applicable benefit plan, based on the last day of the Employment Period as the employment resignation date.

          3.4 Release. In consideration of the severance payments to be made by the Company to Employee pursuant to Sections 3.5 and 3.6 below, Employee will sign and deliver to the Company within three days after the end of the Employment Period the "Release" in the form attached as Exhibit B. Said mutual release will be signed by Company on or before the time that it is presented to Employee to sign.

          3.5 Severance Based On One Times Annual Base Salary. If Employee has signed and delivered the Release to the Company (and not rescinded that release within the 15-day rescission period described in Section V of the Release) and the Company has not, prior to the end of the Employment Period, terminated the Employment Period for Cause, the Company shall pay Employee $300,000.00, less applicable taxes and without interest, at the end of the first payroll period that includes the date that is six months plus three business days after the end of the Employment Period (for example, if the Employment Period ends October 31, 2006, that first payroll period would be the May 15, 2007 payroll) (that $300,000 payment represents one times annual base salary and is in consideration of the release described in Section II.A of the Release and the noncompete covenant in
     Section 4 below).



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

          3.6 Severance Based On One Times Annual Target Bonus. If Employee has signed and delivered the Release to the Company (and not rescinded that release within the 15-day rescission period described in Section V of the Release) and the Company has not, prior to the end of the Employment Period, terminated the Employment Period for Cause, the Company shall pay Employee $300,000.00, less applicable taxes and without interest, at the end of the first payroll period that includes the date that is six months plus three business days after the end of the Employment Period (for example, if the Employment Period ends October 31, 2006, that first payroll period would be the May 15, 2007 payroll) (that $300,000 payment represents one times annual target bonus and is in consideration of the release described in Section II.B of the Release).

          3.7 IRC Section 409A and Delay of Payment. If any amounts payable to Employee pursuant to this Agreement are subject to Section 409A of the United States Internal Revenue Code ("Section 409A"), and an exception to
     Section 409A does not apply, then, notwithstanding any provision in this Agreement to the contrary: (a) the payment of such amount will be made to Employee with first payroll period that is six months plus three business days following the end of the Employment Period (provided that at the time of actual payment Employee has met all other requirements for that payment under this Agreement), (b) no payment of such amount will be made to Employee before the date described in clause (a) above, and (c) no interest shall accrue or be payable to Employee for any payments that are delayed pursuant to this Section 3.7. The Company assumes no obligation to pay or reimburse Employee for any taxes incurred under Section 409A.

          3.8 No Claw-Back for Other Employment. Employee shall not be obligated to payback any portion of the severance payments made pursuant to Sections 3.5 or 32.6 above, nor shall the Company be relieved of its obligation to make said severance payments, if Employee accepts employment with another employer at any time or if Employee voluntarily resigns prior to October 31, 2006.

          3.9 COBRA Coverage. Employee (and his dependents) shall be eligible to and may elect COBRA continuation coverage under the Company's health plans commencing on the first day of the calendar month after the end of the Employment Period (the "COBRA Start Date"). If Employee timely elects COBRA continuation coverage, Employee shall pay both the employee and employee costs of that coverage.

          3.10 Stock Options. The stock options previously granted to Employee ("Options") for the purchase of shares of common stock of the Company, are governed by the terms of the applicable Stock Incentive Plan and Grant Notice or Option Agreement delivered to Employee when the Options were granted (collectively, the "Option Documents"). This Agreement does not amend any of the Option Documents. No Options will vest or first become exercisable after the end of the Employment Period. The Company and/or Salomon Smith Barney are not obligated to remind Employee of the applicable date when the Options terminate. If Employee provides specific written requests to the Company (to the attention of the Corporate Secretary) concerning the Options and Internal Revenue Code Section 409A, the Company will make reasonable efforts to accommodate those requests so long as the Company is not required to take any actions that would be detrimental to the Company, including, without limitation, any actions that would result in any adverse financial or accounting costs or charges.

          3.11 Non-Payment of Severance. Notwithstanding any provision in this Agreement to the contrary, if Employee rescinds the Release within the 15-day rescission period described in Section V of the Release or breaches
     Section 4 of this Agreement (and that breach is not timely cured within 10 days after written notice from the Company), no severance payments shall be payable to Employee under Sections 3.5 or 3.6 above.

          3.12 Form 4 and Form 144 Filings with SEC. If Employee has not made any non-exempt purchases of Company stock during the six months before the end of the Employment Period, no further Form 4 filings will be required for Employee for stock transactions made after the Employment Period (other than as required by applicable law and other than the final Form 4 filing showing that Employee has left the SEC's Section 16 reporting system for the Company's stock). During the 90-days after the end of the Employment Period, Employee must file a Form 144 with the SEC for any sales of Company stock in Employee's 401(k) plan account

          3.13 Flexible Time Off (FTO). All earned but unused FTO through the end of the Employment Period will be paid out to Employee after the end of the Employment Period pursuant to the Company's normal payroll practices. No FTO shall accrue after the end of the Employment Period.

          3.14 Business Expense Reimbursement. The Company shall reimburse Employee for all employment-related expenses, consistent with past practices, through the end of the Employment Period. Employee must submit the necessary requests for reimbursement within 30 days after the end of the Employment Period (for proper expenses incurred before the end of the Employment Period). Employee shall not be obligated to reimburse the Company for any club memberships previously paid for by the Company. The Company shall not be obligated to reimburse Employee for any country club expenses or other expenses incurred after the end of the Employment Period. Payment of such reimbursement amounts will be made to Employee with the first payroll period that is six months plus three business days following the end of the Employment Period.

          3.15 Termination of Umbrella Personal Liability Insurance Coverage. The Company previously made available to Employee, as an executive officer of the Company, $10 million of umbrella personal liability insurance. That umbrella personal liability insurance will be cancelled as of the end of the Employment Period.

          3.16 Termination of Employment Agreement. The Employment Agreement dated February 15, 2001, between the Company and Employee, is hereby terminated in its entirety and shall have no further force or effect.

          3.17 No Participation in Change in Control Severance Pay Plan. On January 17, 2005, the Company adopted the Executive Change in Control Severance Pay Plan for Tier 1 Executives (the "Tier 1 Plan"). Under the Tier 1 Plan, if the employment of a Tier 1 executive (e.g. the chief executive officer and his or her direct reports) is terminated within two years after a "Change in Control" of the Company (as defined in the Tier 1
     Plan), the Tier 1 executive may be eligible to receive as severance two times annual base salary and two times the average annual bonus over the preceding three years. Employee acknowledges and agrees that: (i) this Agreement supersedes the Tier 1 Plan to the extent described in this
     Section 3.17, (ii) the Tier 1 Plan is applicable to Employee during the Employment Period but will no longer be applicable to Employee after the end of the Employment Period and (iii) if a Change in Control of the Company occurs at any time after the end of the Employment Period, Employee will not be eligible for any payments under the Tier 1 Plan.

          3.18 No Other Compensation or Payments. Except to the extent expressly set forth in this Agreement, Employee is not eligible to receive at any time any compensation, severance or other payments from the Company.

     4. Covenant Not To Compete, Hire or Solicit. In consideration of the severance payments under Sections 3.5 and 3.6 above, Employee covenants and agrees that from the Effective Date of this Agreement through and ending one year after the end of the Employment Period, Employee shall not:

     (a) be employed by or retained as a consultant to SAP AG, Microsoft Corporation, Oracle Corporation, Infor, SSA Global Technologies, Inc., McKesson Corporation, American Management Systems, Inc., Epicor Software Corporation, Extensity or Workbrain, Inc. or any of their respective subsidiaries (collectively referred to as the "Named Competitors");

     (b) directly solicit any Company clients who are clients as of the Effective Date of this Agreement for the purpose of selling or providing those clients any products or services which directly compete with the Company's products or services; or

     (c) directly solicit any Company employees for the purpose of hiring them and inducing them to leave employment at the Company.

If one or more of the Named Competitors acquire one another, this Section 4 shall remain in effect pursuant to its terms for each of the resulting successors to the Named Competitors. If a Named Competitor acquires Employee's then current employer, that acquisition will not result in a violation of this
Section 4 (e.g., Employee may continue to work for that employer or its successor). If another company (that is not a Named Competitor) buys one of the Named Competitors, that acquisition will not prohibit Employee from working for the combined company. Employee acknowledges that the violation of this Section 4 will cause irreparable harm to the Company and agrees that, in addition to any other relief afforded by law, an injunction against any violation of this
Section 4 may issue against Employee. Both damages and injunction shall be proper modes of relief and are not alternative remedies for Employee's violation of this Section 4. If the Company commences any action in equity to specifically enforce any of its rights under this Section 4, Employee waives and agrees not to assert the defense that the Company has an adequate remedy at law.

     5. Publicity. Employee acknowledges that the Company is required to disclose the contents of this Agreement publicly with the Securities and Exchange Commission in a Form 8-K Report, which will include a copy of this Agreement, and in a mutually agreed press release which the Company provides to Employee in advance of issuance.

     6. Non-disparagement. Employee agrees not to make any disparaging remarks, either orally or in writing, regarding the Company or any of its officers or directors. The Company agrees that no executive officer of the Company has authorized or will authorize any employee to make any disparaging remarks, either orally or in writing, regarding Employee. Both the Company and the Employee acknowledge that this provision shall not prevent the Employee or any Company representative from providing truthful testimony in any deposition or legally compelled proceeding.

     7. Indemnification by the Company. To the extent allowed under Section 145 of the Delaware General Corporation Law (which requires that Employee acted in good faith and in a manner Employee reasonably believed to be in or not opposed to the best interests of the Company), and until the last expiration date of the applicable statute of limitations, the Company shall indemnify and defend Employee against any claims or other actions brought against Employee in connection with Employee's employment by the Company or status as a former executive officer or employee, of the Company (a "Claim"), subject to each of the following:

     (a)  Employee promptly notifies the Company of the Claim.

     (b) The Company will provide Employee legal representation by lawyer(s) and a law firm selected by the Company. If joint representation is not applicable or appropriate, the Company will provide and pay for separate legal counsel to represent Employee, subject to Employee's continued compliance with Section 2.5 above and this Section 7.

     (c) Employee will not agree to any settlements, for which the Company is obligated to indemnify Employee, unless the Company has agreed to that settlement in writing and in advance.

     8. D&O Insurance. Until the last expiration date of the applicable statute of limitations, the Company (and its successors) shall renew, purchase and/or maintain in effect, at the Company's expense, directors and officers liability insurance, with carriers and coverages that are reasonable based on the Company's then current business (but not exceeding the current coverage), to the extent commercially and reasonably available in the market (the "D&O Insurance"). The D&O Insurance shall cover Employee as a former executive officer of the Company, subject to the insurance policy scope and limitations. From time to time upon written request from Employee to the attention of the Company's Corporate Secretary, the Company shall provide Employee evidence of the D&O Insurance then in effect (as well as copies of the D&O Insurance in effect and covering Employee at any time during his employment with the Company).

     9. Limitation of Liability. In no event shall the Company or Employee be liable to each other under this Agreement for any indirect, special, consequential or punitive damages that arose before or on the last day of the Employment Period.



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

     10. Release by the Company. Exhibit B contains a release by the Company that will be effective pursuant to its terms.

     11.  General.

          11.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to conflicts of laws principles.

          11.2 Entire Agreement. This Agreement and any other agreement specifically mentioned in this Agreement contains the entire agreement of the parties relating to the employment of Employee by the Company and the other matters discussed herein and supersedes all prior promises, contracts, agreements and understandings of any kind (other than any other written agreement mentioned herein), whether express or implied, oral or written, with respect to such subject matter.

          11.3 Withholding Taxes. The Company may take such action as it deems appropriate to insure that all applicable federal, state, city and other payroll, withholding, income or other taxes ("Taxes") arising from any compensation, benefits or any other payments made pursuant to this Agreement, or any other contract, agreement or understanding which relates, in whole or in part, to Employee's employment with the Company, are withheld or collected from Employee. The Company shall have no obligation to pay any Taxes on behalf of Employee or reimburse Employee for the payment of any Taxes.

          11.4 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by Employee and the Chief Executive Officer of the Company. The parties shall in good faith amend this Agreement if specifically requested in writing by Employee (to the attention of the Corporate Secretary) to the limited extent necessary to allow Employee to comply with the requirements under Internal Revenue Code Section 409A and avoid, to the extent lawful, having any amounts paid or payable hereunder subject to the additional 20% income tax thereunder while maintaining to the maximum extent practicable the original intent of this Agreement; provided however, the Company shall not be required to execute any amendment that would be detrimental to the Company, including, without limitation, any amendment that would result in any financial or accounting costs or charges. Employee acknowledges that the Company is not obligated to pay or reimburse Employee for any taxes that are incurred by Employee under Internal Revenue Code Section 409A.

          11.5 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.

          11.6 Assignment. This Agreement may not be assigned by either party unless the other party consents in writing, except that the Company may assign this Agreement without Employee's consent in connection with a merger or sale of the Company or sale of substantially all of the assets of the Company or its applicable operating division.



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

          11.7 Review by Employee's Legal Counsel. The Company has informed Employee that Employee has the right to consult with an attorney and tax advisor (at Employee's own expense) before signing this Agreement. Except as stated in Exhibit B (concerning payment of up to $10,000 in Employee's legal fees), the Company is not obligated to reimburse Employee for any legal fees incurred in the review, negotiation or preparation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth in the first paragraph of this Agreement.

                                        Lawson Software, Inc.

                                        By /s/ Harry Debes
                                           -------------------------------------
                                               Harry Debes,
                                               Chief Executive Officer


                                        Employee Name: Robert G. Barbieri

                                        /s/ Robert G. Barbieri
                                        ----------------------------------------
                                        Employee Signature

                                    EXHIBIT A


LAWSON SOFTWARE, INC, , or any of its subsidiaries, (hereinafter "COMPANY") and Employee (hereinafter "I" or "me"), agree as follows:

     1. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. I agree that Confidential Information related to COMPANY's business, or the business of any of its clients, customers, suppliers, partners or third parties, I acquire during my employment by COMPANY is the property of COMPANY or is held in trust by COMPANY, will be held in trust by me, and shall be regarded and treated as confidential and solely for the benefit of COMPANY. Such "Confidential Information" for purpose of this Agreement shall mean all information maintained in confidence by COMPANY. Confidential Information includes, but is not limited to: (1) all information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, other persons who can derive economic value from its disclosure or use, (2) trade secrets and (3) computer programs and passwords; customer lists, sales lists and supplier lists; pricing, licenses, costs, budgets, financial information and financing plans; marketing and sales statistics and studies; projections, strategies, forecasts, new products and marketing and business plans; merger and acquisition plans; formulas, processes, data procedures, techniques and improvements; inventions, product designs, discoveries and developments; and employee data, files and compensation. Such information may be marked as confidential or proprietary, or received under circumstances reasonably interpreted as imposing an obligation of confidentiality. Such information does not lose its status as Confidential Information merely because it was known by a limited number of persons or entities or because it was not entirely originated by COMPANY. I acknowledge that the Confidential Information of COMPANY is a valuable, special and unique asset of COMPANY, and that any disclosure of such Confidential Information may be materially damaging to COMPANY. The obligation of confidence under this Agreement shall not apply to any portion of information which I can show from documented records is or becomes generally available to the public without fault of mine, or which is obtained without restriction on publication or use from a third party having the right to disclose the same.

     I agree that I shall not, except as necessary in the course of conducting business for COMPANY, use such Confidential Information myself or disclose such information to any other person or entity, directly or indirectly, either during my employment or at any time thereafter, without the prior written consent of COMPANY. I agree that I shall not remove any records, documents, or other Confidential Information from the premise of COMPANY in either original, duplicate or copied form, except as necessary in the course of conducting business for COMPANY. I agree to return to COMPANY all Confidential Information in my possession, including duplicates and copies, upon request by COMPANY, or at the time my employment is terminated.

     2. INVENTIONS AND PROPRIETARY INFORMATION. I represent to COMPANY that I am not a party to any other agreement that conflicts with this Agreement or which would restrict or prevent me from performing my duties as an employee of COMPANY. I agree that I will promptly disclose to and immediately assign and transfer to COMPANY in writing all my right, title, and interest in all inventions, works of authorship, improvement, designs, developments, and discoveries created by me individually or with others that relate in any manner to the present or prospective business or research of COMPANY.

     "Inventions" means discoveries, concepts, and ideas, whether patentable or not, relating to any present or prospective product, service, business, research or development of COMPANY. Works of authorship means all forms of original expression fixed in any tangible medium. Examples of works of authorship include, without limitation, programs, programming tools and designs, program documentation, training materials, marketing materials and business plans.

     At COMPANY's request, I will sign all papers COMPANY considers necessary or advisable to patent any invention or improvement or to register any copyright, trademark or domain name, each in the name of COMPANY. I agree to take these steps both during and after my employment with COMPANY.

     The provisions of this Section 2 do not apply to created works for which no equipment, supplies, facility or trade secret information of COMPANY was used and which were developed entirely on my own time, and (a) which do not relate
(1) directly to the business of COMPANY, or (2) to COMPANY's actual or demonstrably anticipated research or development, or (b) which do not result from any work performed by me for COMPANY.

Exhibit B

                          General Release and Agreement
                                   ("Release")

     This General Release and Agreement ("General Release and Agreement") is made and entered into as of ___________, 2006 between Lawson Software, Inc. ("the Company") and Robert G. Barbieri ("Employee").

     WHEREAS, the Company and Employee are parties to a Separation and Noncompete Agreement and Mutual Release dated effective as of July 27, 2006 (the "Separation Agreement");

     WHEREAS, Employee intends to release any and all claims that Employee has or may have against the Company as a result of Employee's employment with the Company; and

     WHEREAS, under the terms of the Separation Agreement, which Employee agrees are fair and reasonable, Employee agreed to enter into this General Release and Agreement as a condition precedent to the payments described in Sections 3.5 and
3.6 of the Separation Agreement.

     NOW, THEREFORE, in consideration of the provisions and the mutual covenants herein contained, the parties agree as follows:

I.   SEVERANCE BENEFITS.

     A. The Company agrees to pay Employee $300,000.00 (less applicable taxes), pursuant to Section 3.5 of the Separation Agreement, in consideration of the release set forth in Section II(A) below.

     B. The Company agrees to pay Employee an additional $300,000.00 (less applicable taxes), pursuant to Section 3.6 of the Separation Agreement, in consideration of the release set forth in Section II(B) below.

     C. Promptly after expiration of the rescission period in Section V below, the Company will pay Employee's reasonable attorneys' fees in preparing and negotiating the Separation Agreement and ancillary documents relating thereto in an aggregate amount not to exceed $10,000.00.

II. RELEASE OF CLAIMS ("Release"). The following Release does not apply to the Company's obligations to Employee, or to Employee's obligations to the Company, as described and contained in the Separation Agreement.

     A. In consideration of the benefits listed in Section I(A) above, Employee, on behalf of himself, his heirs, executors, family members, beneficiaries, assignees, administrators, successors, and executors or anyone acting or claiming to act on his behalf, hereby releases and forever discharges, in full and final settlement, Lawson Software, Inc. and its predecessor the Lawson Associates, Inc. and all of their respective divisions, parent, subsidiaries, predecessors and successors, and all affiliated organizations, companies, foundations, and other corporations as well as past and present employees, agents, officials, officers, directors, and representatives, both individually and in their representative capacities, from any and all claims or



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

causes of action of any type, both known or unknown, asserted and unasserted, direct and indirect, and of any kind, nature, or description whatsoever, under any local, state, or federal law(s), or the common law of the State of Minnesota, arising or which may have arisen at any time prior to the date of this General Release and Agreement. This Release includes, but is not limited to, any and all claims arising from Employee's employment with the Company or any business entity related to or acting on behalf of the Company, including claims arising under the Minnesota Human Rights Act, Minnesota Law Against Discrimination, Title VII of the 1964 Civil Rights Act, as amended, the Americans with Disabilities Act, the Federal and State of Minnesota Fair Labor Standards Acts, the Employee Retirement Income Security Act, and any other local, state, or federal law(s) relating to illegal discrimination in the workplace on the basis of race, religion, disability, sex, age, or other characteristics of traits, as well as any claims that Employee may have been wrongfully discharged, that a employment contract has been breached, that Employee has been harassed or otherwise treated unfairly during his employment, or that he has been defamed in any fashion. This Release also includes any claims based upon (a) the value of stock options that have not vested or are unexercisable after the date of termination of Employee's employment with the Company pursuant to the applicable stock option agreements, grant notices or stock option plans, and (b) the value of stock options previously granted to Employee and that have vested and are exercisable as of the date of termination of Employee's employment with the Company, but that Employee elects not to exercise and pay for within the applicable period after the date of termination of Employee's employment with the Company pursuant to the express terms of the applicable stock option agreements, grant notices or stock option plans. This Release also includes any claims for libel or slander, claims for assault or battery, claims for infliction of emotional distress whether intentional or negligent, claims of negligence (including negligent hiring, negligent supervision, and negligent retention), or any and all other claims arising out of Employee's employment relationship with the Company. This Release also includes any claims for attorney's fees that Employee has or may have had for any claim identified above. Employee acknowledges that the severance benefits set forth in Section I(A) above constitute adequate consideration for this Release.

     B. In consideration of the benefits listed in Section I(B) above, Employee hereby releases and forever discharges the Company and all of their respective divisions, parent, subsidiaries, predecessors and successors, and all affiliated organizations, companies, foundations, and other corporations, as well as past and present employees, agents, officials, officers, directors, and representatives, both individually and in their representative capacities, from any and all claims or causes of action of any type, both known and unknown, arising under or relating to the Age Discrimination in Employment Act, as amended.

     C. Except only for criminal conduct, violation of the Company's expense reimbursement policy or violations of the federal securities laws, the Company hereby releases and forever discharges Employee from any and all claims or causes of action of any type, both known or unknown, asserted and unasserted, direct and indirect, and of any kind, nature, or description whatsoever, under any local, state, or federal law(s), or the common law of any state arising or which may have arisen at any time on or before the date first set forth above in this General Release and Agreement. This Section II.C shall automatically become null and void if Employee rescinds the Release under Section V below.

III. NON-ADMISSION.

     It is understood and agreed that this General Release and Agreement does not constitute an admission by the Company of any liability, wrongdoing, or violation of any law. Further, the Company expressly denies any wrongdoing of any kind whatsoever in its actions and dealings with Employee. Employee acknowledges and agrees that the Company has no obligation to hire or employ Employee in the future.

IV.  OPPORTUNITY TO SEEK ADVICE AND CONFIRMATION OF UNDERSTANDING.

     Employee acknowledges that Employee received this General Release and Agreement on ____________, 2006. Employee has been informed by the Company that Employee has the right to consult with an attorney (at Employee's own expense) before signing this General Release and Agreement, and that Employee has twenty-one (21) days after the date on which Employee received this General Release and Agreement to consider whether or not Employee wishes to sign it.

     Employee acknowledges that Employee has read and understands this entire General Release and Agreement, and has had sufficient opportunity to ask the Company any questions about this General Release and Agreement. If Employee has asked the Company any questions about this General Release and Agreement, all questions have been answered and Employee understands and is satisfied with all of those answers.

V.   OPPORTUNITY TO CONSIDER.

         Employee understands that Employee may cancel and rescind this General Release and Agreement for any reason within fifteen (15) days after Employee has signed it. If Employee decides to cancel and rescind this General Release and Agreement, Employee must provide written notice of cancellation, and that notice must be addressed to Senior Vice President - Human Resources, Lawson Software, Inc., 380 St. Peter Street, St. Paul, Minnesota 55102. The notice must be hand-delivered or sent by certified mail, return receipt requested, and postmarked within the 15-day period.

VI.  COMPREHENSIVE NATURE OF AGREEMENT.

     The Separation Agreement, the exhibits to the Separation Agreement, existing written stock option agreements and options plans and this General Release and Agreement contain the entire agreement between the Company and Employee. No other agreements, except the employee benefit plans in which Employee participated, are in full force and effect. Employee acknowledges that Employee has been advised in writing to consult Employee's own attorney, and that Employee has had an opportunity to be represented by Employee's own attorney, and that Employee has read and understands the terms of this General Release and Agreement, and that Employee is voluntarily entering this General Release and Agreement to take advantage of the benefits offered, and that there have been no promises leading to the signing of this General Release and Agreement except those that have been expressly contained in this written document.

VII. NON-ASSIGNMENT.

     Employee and the Company agree that this General Release and Agreement may not be assigned by either party unless the other party consents in writing, except that the Company may assign this General Release and Agreement without Employee's consent in connection with a merger or sale of the Company or sale of substantially all of the assets of the Company or its applicable operating division.

VIII. SAVINGS CLAUSE.

     If any provision of this General Release and Agreement is determined later to be unenforceable or illegal, the remaining provisions shall remain in full force and effect.

IX.  REMEDIES.

     Employee and the Company each acknowledge that the violation of any of the terms of this General Release and Agreement will cause irreparable harm to the other party and agrees that, in addition to any other relief afforded by law, an injunction against the violation of the General Release and Agreement may issue against the violating party. Both damages and injunction shall be proper modes of relief and are not alternative remedies. If Employee or the Company commences any action in equity to specifically enforce any of that party's respective rights under this General Release and Agreement, the other party waives and agrees not to assert the defense that that party has an adequate remedy at law.

X.   GOVERNING LAW.

     This General Release and Agreement will be construed and interpreted in accordance with the laws of the State of Minnesota. The parties to this General Release and Agreement agree and acknowledge that this General Release and Agreement shall be considered to have been drafted equally by each of the parties.


                                        LAWSON SOFTWARE,  INC.

Dated:                                  By:
      ----------------                     -------------------------------------

                                        Its:
                                           -------------------------------------

Dated:                                  Employee Name:  Robert G. Barbieri
      ----------------


                                        ----------------------------------------
                                        Employee Signature





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